Exhibit 99.1

NuStar Energy L.P. Reports Higher Third Quarter 2007 Earnings

SAN ANTONIO, November 7, 2007 – NuStar Energy L.P. (NYSE:NS) today announced net income applicable to limited partners of $45.4 million, or $0.97 per unit, for the third quarter of 2007 compared to $36.9 million, or $0.79 per unit, earned in the third quarter of 2006. For the nine months ended September 30, 2007, net income applicable to limited partners was $106.6 million, or $2.28 per unit, compared to $99.6 million, or $2.13 per unit, for the nine months ended September 30, 2006.

Distributable cash flow available to limited partners from continuing operations for the third quarter of 2007 was $62.7 million, or $1.34 per unit, compared to $55.5 million, or $1.19 per unit, for the third quarter of 2006. For the nine months ended September 30, 2007, distributable cash flow available to limited partners from continuing operations was $163.7 million, or $3.50 per unit, compared to $150.3 million, or $3.21 per unit, for the nine months ended September 30, 2006. As of September 30, 2007, the partnership’s debt-to-capitalization ratio was 44.7 percent compared to 41.9 percent as of December 31, 2006.

NuStar Energy L.P. previously announced that its board of directors had declared an increase in the quarterly distribution rate to $0.985 per unit, or $3.94 per unit on an annual basis, which will be paid on November 14, 2007, to holders of record as of November 8, 2007. This quarterly distribution represents an increase of $0.07 per unit, or 7.7 percent, over the $0.915 distribution for the third quarter of 2006 and an increase of $0.035 per unit, or 3.7 percent, over the $0.95 distribution for the second quarter of 2007. Distributable cash flow available to limited partners covers the distribution to the limited partners by 1.36 times for the third quarter of 2007.

Included in the third quarter 2007 results in other income is a $7.3 million gain, or $0.15 per unit, related to the sale of NuStar’s interest in a coal property in Wyoming that was acquired through the Kaneb purchase in 2005. Further, the net impact of the fire at Valero Energy’s McKee refinery, taking into consideration insurance proceeds received in the third quarter, increased net income by $3.3 million, or $0.07 per unit. Excluding the impact of these and other special items, adjusted earnings were $38.0 million, or $0.81 per unit, for the third quarter of 2007.

NuStar Energy L.P. also announced this morning a proposed acquisition of CITGO Asphalt Refining Company’s asphalt operations and assets for $450 million plus working capital estimated to be $100 million at closing.

“We are excited about the significant opportunities we have by acquiring CITGO’s asphalt operations on the U.S. East Coast,” said Curt Anastasio, NuStar Energy L.P.’s Chief Executive

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Officer. “As refiners continue to add cokers to be able to process more of the bottom of the barrel, we expect this will reduce asphalt feedstocks resulting in higher margins. Since we are acquiring CITGO’s asphalt assets at significantly less than replacement value, we believe we are poised to benefit from these positive fundamentals. We anticipate closing around year-end and expect to quickly integrate these assets.

“I am also pleased to report yet another increase in the quarterly distribution, which is the second consecutive increase in the quarterly distribution this year.

“We continue to make substantial progress on our $400 million construction program, having completed over $80 million of terminal projects to date. With the exception of one of our Amsterdam projects, which has been pushed back slightly to the first quarter of 2008, we continue to expect the remaining projects will be completed on-time with the majority of them in-service by early to mid-2008. We have recently completed our strategic planning process and have identified many internal growth opportunities that will allow us to continue growing the partnership beyond 2008. We have already started developing several of these projects and hope to have more information on these in the near future.

“Looking ahead to the fourth quarter of 2007, we believe results will be in the range of $0.50 to $0.60 per unit and we continue to expect that earnings before interest, taxes, depreciation and amortization (“EBITDA”) will be higher in 2007 than in 2006,” said Anastasio.

A conference call with management is scheduled for 11:00 a.m. ET (10:00 a.m. CT) today, November 7, 2007, to discuss the proposed acquisition of CITGO Asphalt Refining Company and respond to questions regarding the financial and operational results for the third quarter of 2007. Investors interested in listening to the presentation may call 800/622-7620, passcode 20992515. International callers may access the presentation by dialing 706/645-0327, passcode 20992515. The company intends to have a playback available following the presentation, which may be accessed by calling 800/642-1687, passcode 20992515. A live broadcast of the conference call will also be available on the partnership’s Web site at www.nustarenergy.com. In addition, further information about the transaction is provided in a management presentation posted to the NuStar Energy L.P. and NuStar GP Holdings, LLC Web sites at www.nustarenergy.com and www.nustargp.com in the Investors portion of the Web sites.

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NuStar Energy L.P. is a publicly traded, limited partnership based in San Antonio, with 9,113 miles of pipeline, 85 terminal facilities and four crude oil storage tank facilities. The second largest independent liquids terminal operator in the world, NuStar has operations in the United States, the Netherlands Antilles, Canada, Mexico, the Netherlands and the United Kingdom. The partnership’s combined system has over 81 million barrels of storage capacity, and includes crude oil and refined product pipelines, refined product terminals, a petroleum and specialty liquids storage and terminaling business, as well as crude oil storage facilities. For more information, visit NuStar Energy L.P.’s Web site at www.nustarenergy.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995 regarding future events and the future financial performance of NuStar Energy L.P. All forward-looking statements are based on the partnership’s beliefs as well as assumptions made by and information currently available to the partnership. These statements reflect the partnership’s current views with respect to future events and are subject to various risks, uncertainties and assumptions. These risks, uncertainties and assumptions are discussed in NuStar Energy L.P.’s 2006 annual report on Form 10-K and subsequent filings with the Securities and Exchange Commission.

NuStar Energy L.P.

Consolidated Financial Information

September 30, 2007 and 2006

(unaudited, thousands of dollars, except unit data and per unit data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Statement of Income Data:
Revenues:
Services revenues	$185,979	$161,888	$503,321	$461,911
Product sales	208,563	129,135	508,551	383,084
Total revenues	394,542	291,023	1,011,872	844,995

Costs and expenses:
Cost of product sales	199,023	117,759	475,011	350,260
Operating expenses	91,981	82,502	258,637	232,727
General and administrative expenses	16,118	11,388	48,607	30,323
Depreciation and amortization expense	29,534	24,994	84,736	74,022
Total costs and expenses	336,656	236,643	866,991	687,332
Operating income	57,886	54,380	144,881	157,663
Equity earnings from joint ventures	1,613	1,464	4,970	4,514
Interest expense, net	(19,381)	(16,606)	(57,687)	(48,906)
Other income, net	14,666	1,317	38,915	1,276
Income from continuing operations
before income tax expense (benefit)	54,784	40,555	131,079	114,547
Income tax expense (benefit)	3,571	(614)	9,046	1,997
Income from continuing operations	51,213	41,169	122,033	112,550
Loss from discontinued operations, net of income tax	—	—	—	(377)
Net income	51,213	41,169	122,033	112,173
Net income applicable to general partner (Note 1)	(5,842)	(4,310)	(15,414)	(12,550)
Net income applicable to limited partners	$45,371	$36,859	$106,619	$99,623

Income per unit applicable to limited
partners (Note 1):
Continuing operations	$0.97	$0.79	$2.28	$2.14
Discontinued operations	—	—	—	(0.01)
Net income	$0.97	$0.79	$2.28	$2.13

Weighted average number of limited
partnership units outstanding	46,809,749	46,809,749	46,809,749	46,809,749

EBITDA from continuing operations (Note 2)	$103,699	$82,155	$273,502	$237,475

Distributable cash flow from continuing operations (Note 2)	$68,690	$60,413	$179,938	$163,990

	September 30,	September 30,		December 31,
	2007	2006		2006
Balance Sheet Data:
Debt, including current portion (a)	$1,515,358	$1,179,042		$1,354,367
Partners' equity (b)	1,873,168	1,886,671		1,875,681
Debt-to-capitalization ratio (a) / ((a)+(b))	44.7%	38.5%		41.9%

NuStar Energy L.P.

Consolidated Financial Information - Continued

September 30, 2007 and 2006

(unaudited, thousands of dollars, except barrel information)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

Operating Data:
Refined product terminals:
Throughput (barrels/day)	267,546	267,144	242,228	261,619
Throughput revenues	$14,092	$13,273	$37,392	$36,689
Storage lease revenues	76,888	62,925	218,044	182,951
Product sales (bunkering)	166,260	128,369	463,739	382,318
Total revenues	257,240	204,567	719,175	601,958
Cost of product sales	154,828	117,161	429,391	349,662
Operating expenses	55,828	49,555	159,350	143,626
Depreciation and amortization expense	13,980	11,249	40,566	33,196
Segment operating income	$32,604	$26,602	$89,868	$75,474

Refined product pipelines:
Throughput (barrels/day)	719,385	722,952	661,709	711,215
Throughput revenues	$68,288	$58,567	$176,851	$162,814
Product sales	2,323	766	4,286	766
Total revenues	70,611	59,333	181,137	163,580
Cost of product sales	1,989	598	3,051	598
Operating expenses	27,862	25,972	77,770	69,510
Depreciation and amortization expense	11,616	10,554	33,888	31,296
Segment operating income	$29,144	$22,209	$66,428	$62,176

Crude oil pipelines:
Throughput (barrels/day)	410,758	410,211	369,184	426,129
Throughput revenues	$15,612	$15,072	$38,077	$43,989
Operating expenses	4,815	4,559	11,839	12,546
Depreciation and amortization expense	1,209	1,277	3,703	3,809
Segment operating income	$9,588	$9,236	$22,535	$27,634

Crude oil storage tanks:
Throughput (barrels/day)	576,965	513,904	560,394	503,769
Throughput revenues	$11,977	$12,051	$34,379	$35,468
Operating expenses	2,650	2,416	8,371	7,045
Depreciation and amortization expense	1,906	1,914	5,756	5,721
Segment operating income	$7,421	$7,721	$20,252	$22,702

Other: (Note 3)
Product sales	$41,560	$—	$42,106	$—
Cost of product sales	43,796	—	44,166	—
Operating expenses	1,509	—	2,527	—
Depreciation and amortization expense	823	—	823	—
Segment operating income	$(4,568)	$—	$(5,410)	$—

Consolidation and intersegment eliminations:
Throughput revenues	$(878)	$—	$(1,422)	$—
Product sales	(1,580)	—	(1,580)	—
Total revenues	(2,458)	—	(3,002)	—
Cost of product sales	(1,590)	—	(1,597)	—
Operating expenses	(683)	—	(1,220)	—
Total	$(185)	$—	$(185)	$—

Consolidated Information:
Revenues	$394,542	$291,023	$1,011,872	$844,995
Cost of product sales	199,023	117,759	475,011	350,260
Operating expenses	91,981	82,502	258,637	232,727
Depreciation and amortization expense	29,534	24,994	84,736	74,022
Segment operating income	74,004	65,768	193,488	187,986
General and administrative expenses	16,118	11,388	48,607	30,323
Consolidated operating income	$57,886	$54,380	$144,881	$157,663

NuStar Energy L.P.

Consolidated Financial Information - Continued

September 30, 2007 and 2006

(unaudited, thousands of dollars, except unit data and per unit data)

Notes:

1.	Income is allocated between limited partners and the general partner's interests based on provisions in the partnership agreement. The income applicable to limited partners is divided by the weighted average number of limited partnership units outstanding in computing the income per unit applicable to limited partners.

During the quarter ended September 30, 2006 our general partner reimbursed us for certain charges we incurred related to services historically provided under our Services Agreement with Valero Energy Corporation. Generally accepted accounting principles require us to record the charges as expenses and record the reimbursement as partner's capital contribution.

The following table details the calculation of net income applicable to the general partner:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

Net income applicable to general partner
and limited partners' interest	$51,213	$41,169	$122,033	$112,173
Charges reimbursed by general partner	—	352	—	352
Net income before charges reimbursed by general partner	51,213	41,521	122,033	112,525
Less general partner incentive distribution	4,915	3,909	13,238	10,869
Net income after general partner incentive distribution	46,298	37,612	108,795	101,656
General partner interest	2%	2%	2%	2%
General partner allocation of net income
after general partner incentive distribution	927	753	2,176	2,033
Charges reimbursed by the general partner	—	(352)	—	(352)
General partner incentive distribution	4,915	3,909	13,238	10,869
Net income applicable to general partner	$5,842	$4,310	$15,414	$12,550

2.	NuStar Energy L.P. utilizes two financial measures, EBITDA from continuing operations and distributable cash flow from continuing operations, which are not defined in United States generally accepted accounting principles. Management uses these financial measures because they are widely accepted financial indicators used by investors to compare partnership performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the partnership's assets and the cash that the business is generating. Neither EBITDA from continuing operations nor distributable cash flow from continuing operations are intended to represent cash flows for the period, nor are they presented as an alternative to income from continuing operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

The following is a reconciliation of income from continuing operations to EBITDA from continuing operations and distributable cash flow from continuing operations:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

Income from continuing operations	$51,213	$41,169	$122,033	$112,550
Plus interest expense, net	19,381	16,606	57,687	48,906
Plus income tax expense	3,571	(614)	9,046	1,997
Plus depreciation and amortization expense	29,534	24,994	84,736	74,022
EBITDA from continuing operations	103,699	82,155	273,502	237,475
Less equity earnings from joint ventures	(1,613)	(1,464)	(4,970)	(4,514)
Less interest expense, net	(19,381)	(16,606)	(57,687)	(48,906)
Less reliability capital expenditures	(11,597)	(6,601)	(23,558)	(22,817)
Less income tax (expense) benefit	(3,571)	614	(9,046)	(1,997)
Plus general partner reimbursable charges	—	352	—	352
Plus distributions from joint ventures	—	1,963	544	4,397
Plus mark-to-market impact on hedge transactions (a)	1,153	—	1,153	—
Distributable cash flow from continuing operations	68,690	60,413	179,938	163,990

General partner's interest in distributable cash flow
from continuing operations	(5,956)	(4,864)	(16,230)	(13,656)
Limited partners' interest in distributable cash flow
from continuing operations	$62,734	$55,549	$163,708	$150,334

Weighted average number of limited
partnership units outstanding	46,809,749	46,809,749	46,809,749	46,809,749

Distributable cash flow from continuing
operations per limited partner unit	$1.340	$1.187	$3.497	$3.212

(a) Distributable cash flow from continuing operations above excludes the impact of mark-to-market gains and losses, which arise from valuing certain derivative contracts. We enter into these contracts to mitigate our exposure to price fluctuations related to our inventory.

NuStar Energy L.P.

Consolidated Financial Information - Continued

September 30, 2007 and 2006

(unaudited, thousands of dollars, except unit data and per unit data)

Notes (continued):

3.	The other segment primarily consists of our marketing and trading business. This business purchases heavy fuel oil, asphalt and refined products for resale to third parties. We manage our exposure to price risk associated with these inventories by entering into economic hedges. Additionally, we engage in a limited trading program. Revenues include the sales of our inventories to third parties as well as the mark-to-market results of our trading program. Cost of sales includes the cost of our inventories as well as the mark-to-market results of our economic hedges.